EXHIBIT 99

Gander Mountain Company Announces

Lease Related Accounting Adjustments

MINNEAPOLIS, March 9, 2005 — Gander Mountain Company (Nasdaq: GMTN) today stated that, as a result of a clarification issued by the SEC on February 7th affecting many retail companies, it will restate previously issued financial statements to adjust its method of accounting for leases. The company expects the cumulative effect of the prior period restatements will be approximately $8 million on a pre-tax basis, including approximately $1.7 million related to fiscal 2004.  Substantially all of the fiscal 2004 impact relates to pre-opening construction and initial set-up activities and accordingly, will be charged to pre-opening expense. The restatements will have no impact on the company’s historical or future sales or cash flow. The review is in process and includes consultations with the company’s independent auditors and the audit committee.

The restatements arise from revisions to accounting for the amortization lives for leasehold improvements, construction allowances from landlords and certain pre-opening period rent holidays. Historically, the company has amortized leasehold improvements and construction allowances in its leased buildings over a period that included both the initial lease term and certain renewal option periods. The company recorded rent expense on a straight-line basis over the initial lease term beginning with the commencement date of the lease. The company has now determined to use the initial lease term when amortizing leasehold improvements and to use a time period for its rent expense and construction allowances amortization calculations beginning on the earlier of the commencement date of the lease or the date when the company takes possession of the building for construction of leaseholds or the initial set-up of fixtures and merchandise.  In addition, construction allowances will now be classified as deferred rent credits and no longer recorded as reductions of leasehold improvements and as a result, charges will reduce rent expense rather than amortization expense.

As a result of the restatements, the company’s historical financial statements should no longer be relied upon. When the review is complete, the company will file the required restated historical financial statements and related auditor’s report in connection with the filing of its Annual Report on Form 10-K for the year ended January 29, 2005.

About Gander Mountain Company

Gander Mountain Company, headquartered in Minneapolis, Minnesota, is a leading specialty retailer that serves the needs of outdoor lifestyle enthusiasts, with particular focus on products and services for hunting, fishing, camping and boating.  Focused on a “We Live Outdoors” culture, Gander Mountain stores offer competitively priced outdoor equipment, accessories, related technical apparel and footwear, featuring national and regional brands as well as the company’s owned brand. There are currently 82 Gander Mountain outdoor lifestyle stores in 14 states.  For the nearest Gander Mountain store location, call 800-282-5993 or visit www.GanderMountain.com.

Cautionary Note Regarding Forward-Looking Statements
Any statements in this release that are not historical or current facts are forward-looking statements.  All forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements.  Certain of these risks and uncertainties are described in the “Risk Factors” section of the final prospectus relating to our initial public offering, as filed with the SEC, as well as in our subsequent reports filed with the SEC, which are available at our website at www.GanderMountain.com and at the SEC’s website at www.sec.gov.

Contact:

Shannon Burns

Director of Investor Relations

952-830-1690

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